UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2020

XXStream Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55666
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor. New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(646) 768-8417

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.01 Changes in Control of Registrant.

On December 9, 2020, as a result of a private transactions, 100,000,000 shares of Series A Preferred Stock, $0.001 par value per share (the “Shares”) of XXStream Entertainment, Inc., a Nevada corporation (the “Company”), were transferred from Custodian Ventures, LLC to Wei Tian (the “Purchaser”). As a result, the Purchaser became an approximately 93% holder of the voting rights of the issued and outstanding share capital of the Company on a fully-diluted basis of the Company, and became the controlling shareholder. The consideration paid for the Shares was $220,000. The source of the cash consideration for the Shares was personal funds of the Purchaser. In connection with the transaction, David Lazar released the Company from all debts owed to him.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2020, the existing director and officer resigned immediately. Accordingly, David Lazar, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director. At the effective date of the transfer, Wei Tian consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Wei Tian has a Bachelor Degree in Finance at Capital University of Economics and Business, and a Bachelor Degree in International Economy and Trade at Shandong University. Wei Tian is a certified Futures Advisor, Securities Analyst, and Market Risk Analyst. We Tian worked at Morgan Stanley, in the Department of Global Capital Markets in HK, at China Futures Co., Ltd., in the Department of Research, and at China Securities Co., Ltd., in the Department of Investment Banking/Research. Wei Tian participated and issued the Deutsche Bank Subprime Mortgage Bonds Derivatives Plan, participate and issued the HSBC trust asset-backed securitization Plan, and participated in multiple IPOs. Wei Tian has been appointed as a Chief Executive Officer, President, Secretary, Treasurer and Chairman of Board of Directors of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	STOCK PURCHASE AGREEMENT, dated November 21, 2020, by and between Custodian Ventures,. LLC and Wei Tian.

99.2	DIRECTORS RESOLUTIONS, dated December 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 14, 2020

XXStream Entertainment, Inc.

/s/ Wei Tian
By:	Wei Tian
Title:	President

EXHIBIT INDEX

Exhibit No.

99.1	STOCK PURCHASE AGREEMENT, dated November 21, 2020, by and between Custodian Ventures,. LLC and Wei Tian.

99.2	DIRECTORS RESOLUTIONS, dated December 9, 2020.

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